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                                                                   EXHIBIT 4.4.1

                                    EXHIBIT A

                               FIRST AMENDMENT TO

                           SAFEGUARD SCIENTIFICS, INC.

                    2001 ASSOCIATES EQUITY COMPENSATION PLAN

         Effective as of December 9, 2002, the Safeguard Scientifics, Inc. 2001 Associates Equity Compensation Plan is amended as set forth herein.

         1. Section 3(a) of the Plan is hereby amended by deleting the initial sentence and inserting the following in lieu thereof:

                   Subject to the adjustment specified below, the aggregate number of shares of common stock of the Company ("Company Stock") that may be issued or transferred under the Plan is 5,400,000 shares.

         Amended by the Board of Directors on May 22, 2002 and confirmed by the Compensation Committee on December 9, 2002.



                                      /s/ N. Jeffrey Klauder
                                      -------------------------------------
                                      N. Jeffrey Klauder
                                      Managing Director and General Counsel

Date: December 9, 2002